TAX ALLOCATION AGREEMENT

     THIS TAX ALLOCATION AGREEMENT (the "Agreement"), dated as of the 31st day of December, 2005, by and between American Financial Group, Inc., an Ohio corporation (hereinafter referred to as "AFG"), and its subsidiaries as set forth in Exhibit "A" (hereinafter, as further defined in Article I, referred to as "Subsidiaries"), is intended to replace the existing Tax Allocation Agreement between AFG and its Subsidiaries.

WITNESSETH:

     WHEREAS, AFG and its Subsidiaries, have been governed by the terms of the Agreement of Allocation of Payment of Federal Income Taxes (the "Tax Allocation Agreement"), dated as of May 13, 1974, as amended, which provides for the allocation of the Federal tax liability of the members of the group of corporations of which AFG is the common parent (as successor in interest to American Financial Corporation); and,

     WHEREAS, in order to clarify and specify the allocation methods applicable to state or local Tax Returns and the alternative minimum tax, AFG and its Subsidiaries desire to enter into a new tax allocation agreement.

     NOW, THEREFORE, in consideration of the promises and of the mutual undertakings contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

     As used in this Agreement, the following terms will have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

     "AFG Consolidated Group Return" means the consolidated Federal income tax return for AFG Group.

     "AFG Group" means the affiliated group of corporations (within the meaning of Section 1504 of the Code) of which AFG is the common parent.

     "AFG" will have the meaning assigned to such term in the preamble to this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the taxable period in question.

     "Consolidated Group" means the affiliated group of corporations (within the meaning of Section 1504 of the Code) of which AFG is the common parent, or in the case of a Separate Consolidated Group, the affiliated group of corporations (within the meaning of Section 1504 of the Code) of which a Subsidiary of AFG is the common parent.

     "Consolidated Group Return" means the consolidated Federal income tax return for a Consolidated Group.

     "Effective Date" means the date as set forth in Section 2.1 of this Agreement.

     "Final Determination" means the final resolution of liability for any Tax for any taxable period, including any related interest or penalties, by or as a result of: (i) a final and unappealable decision, judgment, decree or other order of a court of competent jurisdiction; (ii) a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or comparable agreement under the laws of other jurisdictions, which resolves the entire Tax liability for any Tax period; (iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Tax imposing jurisdiction; or (iv) any other final disposition as determined by the Senior Tax Officer, including by reason of the expiration of the applicable statute of limitations.

     "IRS" means the United States Internal Revenue Service.

     "IRS Overpayment Rate" will have the meaning assigned to such term in Section 3.6 of this Agreement.

     "IRS Underpayment Rate" will have the meaning assigned to such term in Section 3.6 of this Agreement.

     "Member" means a corporation (including the common parent) which is included within a Consolidated Group.

     "Net Reversal Benefit" will have the meaning assigned to such term in Section 3.3(a) of this Agreement.

     "Realized Benefit" means a refund or reduction of tax liability resulting from the use of an item of loss, deduction or credit in accordance with the ordering rules prescribed by the Code and the regulations promulgated thereunder.

     "Records" means all data whether in written or electronic form including, but not limited to, invoices, journal entries, ledgers, supporting ledgers, schedules, financial statements including footnotes thereto used or relied upon to prepare Tax Returns or to substantiate tax basis in any asset owned by AFG or its Subsidiaries.

     "Senior Tax Officer" means such person who is appointed to the position of highest ranking tax officer of AFG.

     "Separate Consolidated Group" means an affiliated group (as defined under Section 1504(a) of the Code) of any two or more Subsidiaries that are not eligible to be included in AFG Consolidated Return.

     "Separate Consolidated Group Return" means the consolidated Federal income tax return for a Separate Consolidated Group.

     "Separate Return Regular Tax Liability" means the tax liability of a Member of a Consolidated Group determined in accordance with Regulation Section 1.1552-1(a)(2)(ii) as if such Member were filing a separate income tax return under the Code. For purposes of determining the "Separate Return Regular Tax Liability" of a Member, the following principles apply:

(a)     Limitations on the calculation of a deduction or the utilization of tax credits or the calculation of a tax liability will be made on a Consolidated Group basis, except to the extent that the Internal Revenue Service holds through its published rulings that limitations are done on a separate return basis in which case such ruling positions will be followed. Accordingly, unless the IRS were to adopt a ruling position to the contrary, the limitations provided in Code Sections 38(c), 56(a), 170(b)(2), 172(b)(2), and similar limitations will be applied on a Consolidated Group basis.

(b)     Elections as to tax credits and tax computations, which may have been different from the consolidated treatment if separate returns were filed, will follow and be consistent with those elections made on an annual basis by the parent of the Consolidated Group for the Consolidated Group Return.

     "Subsidiary" means: (i) any corporation, whether de jure or de facto, in which AFG directly or indirectly owns more than 80% of the equity having the power to vote, or owns stock that has an aggregate value greater than 80% of the corporation's total stock value, or has the power to elect more than 80% of the corporation's board of directors; and (ii) any single member limited liability company owned directly or indirectly by AFG.

     "Tax" or "Taxes" means with respect to a Consolidated Group or any Subsidiary, any and all Federal, state or local taxes (i) based upon or measured in whole or in part by net income, together with interest, penalties and other additions thereto, imposed by the relevant Taxing Authority, and (ii) any gross receipts, sales, use, ad valorem, transfer, capital, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with interest, penalties and other additions thereto, imposed by the relevant Taxing Authority.

     "Taxing Authority" means the Internal Revenue Service or any other domestic federal, state, or local governmental authority responsible for the administration of any Tax.

     "Tax Item" will have the meaning assigned to such term in Section 3.3(a) of this Agreement.

     "Tax Return" means any return, filing, questionnaire or other document required to be filed, including requests for extensions of time, filings made with estimated Tax payments, claims for refund and amended returns that may be filed, for any taxable period with any Taxing Authority in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

ARTICLE II

PREPARATION AND FILING OF TAX RETURNS

     Section 2.1.     Applicability of Provisions of Agreement.  This Agreement is effective as of December 31, 2005 (the "Effective Date") for AFG and all of its Subsidiaries and supersedes the previous Tax Allocation Agreement for all taxable periods ending on or after such Effective Date.

     Section 2.2.     Tax Return Preparation.  The Senior Tax Officer will cause to be timely prepared and filed all Tax Returns based upon or measured in whole or in part by net income, including any Separate Consolidated Group Return, for all Subsidiaries of AFG and will be responsible for the preparation and filing of any consents and requests for extension of time within which to file any such Tax Return or any related information. The Senior Tax Officer will have full responsibility and discretion for the final reporting positions, elections and disclosures taken in all such Tax Returns.

     Section 2.3.     Consolidated Group Federal Income Tax Returns.

(a)     AFG Consolidated Return.  Each of the Subsidiaries will join in the filing annually of AFG Consolidated Group Return to the extent each is eligible to join in such return under the provisions of the Code and the regulations promulgated thereunder.

(b)     Separate Consolidated Return.  In the event that any two or more Subsidiaries are not eligible to be included in AFG Consolidated Group Return, but otherwise satisfy the requirements for inclusion in a Separate Consolidated Group, such Subsidiaries may join among themselves in the filing of a Separate Consolidated Group Return until consolidation with AFG Group is permitted or required. The terms and provisions of this Agreement applicable to AFG Consolidated Group Return will apply to and govern with equal force and effect any Separate Consolidated Group Return.

     Section 2.4.     State or Local Tax Returns.  When two or more Subsidiaries file combined, consolidated or unitary state or local Tax Returns in certain jurisdictions, the general principles of this Agreement pertaining to, but not limited to, the Senior Tax Officer's responsibility and discretion for final reporting positions, elections and disclosures in such returns, the allocation of tax charges and benefits, the authority over and the manner in dealing with adjustments subsequent to filing of any Tax Returns and any settlements of amounts due, will govern such combined, consolidated or unitary state or local tax returns with equal force and effect. The decision to file on a combined, consolidated or unitary basis in any jurisdiction will be made by the Senior Tax Officer. In general, combined, consolidated or unitary state or local Tax liability will be allocated among Members under the principles of Section 3.1 of this Agreement (allocating Federal regular income tax liability), except that Loss Members (as defined in Section 3.1(b)) will be paid for tax benefits they provide only to the extent the combined, consolidated or unitary group pays income tax, whether on a filed Tax Return or as a result of a Subsequent Adjustment, pursuant to Section 3.5. Notwithstanding any provisions of this paragraph 2.4, tax charges and tax benefits will be allocated according to applicable State law.

     Section 2.5.     Documentation. Each Subsidiary shall maintain such general ledger accounts as are necessary or reasonably requested by the Senior Tax officer or his delegate to prepare Tax Returns and book tax provisions. Each Subsidiary will furnish to the Senior Tax Officer on a timely basis such information, schedules, analyses and any other items as may be necessary to prepare and file any Tax Returns or compute book tax provisions. The Subsidiaries that are members of the Consolidated Group or, if applicable, a Separate Consolidated Group, will execute and deliver all documentation reasonably required (including powers of attorney, if requested) to enable the Senior Tax Officer to file, and to take all actions necessary or incidental to the filing of, the Consolidated Group Return or, any amendment of the Consolidated Group Return.

     Section 2.6     Records Retention.  AFG and each subsidiary shall maintain all Records until a Final Determination has been made with respect to any Tax Return. The Senior Tax Officer may, but is not required to, enter into a records retention agreement with the IRS on behalf of AFG and its Subsidiaries.

     Section 2.7     Access to Records.  Notwithstanding the termination of this Agreement, all material including, but not limited to, Tax Returns, supporting schedules, workpapers, correspondence and other documents relating to the consolidated return shall be made available to any party to the Agreement during regular business hours.

ARTICLE III

ALLOCATION AND PAYMENT OF TAXES ARISING FROM

CONSOLIDATED GROUP TAX RETURNS

     Section 3.1.     Acknowledgment of Election to Allocate Tax Liability.  The elections made in previously filed Federal Tax Returns will continue to govern the allocation of the Consolidated Group's Federal regular income tax liability between each member of the Consolidated Group (hereinafter, "Member"). Pursuant to the elections, the Consolidated Group's Federal regular income tax liability will be allocated in the following manner:

(a)     Tax Charge.  In accordance with the method set forth in Code Sections 1552(b) and 1552(a)(1) and Regulation Section 1.1552-1(a)(1), the consolidated Federal regular income tax liability will be apportioned among the Members in accordance with the ratio which that portion of the consolidated taxable income attributable to each Member having taxable income bears to the sum of the taxable incomes of all such Members. Each Member will pay the parent of the Consolidated Group its allocated consolidated Federal tax liability as determined hereunder and pursuant to the Settlement provisions of Section 3.8 of this Agreement;

(b)     Tax Benefit.  Pursuant to an election to follow the method described in Regulation Section 1.1502-33(d)(3), an additional liability will be allocated to each Member which, as a result of net operating losses, excess charitable contributions, foreign tax credits, investment tax credits or similar items arising from or generated by the activities of another Member or Members in either a separate return year or a consolidated return year, has an allocated tax liability determined under Section 3.1(a) above that is smaller than its Separate Return Regular Tax Liability. The additional liability allocated to each Member will be equal to 100% of the excess, if any, of (1) the Separate Return Regular Tax Liability of such Member for the taxable year, over (2) the allocated tax liability determined under Section 3.1(a) above. The total of any additional amounts allocated to all such Members for the consolidated return year will be paid (pursuant to the Settlement provisions of Section 3.8 of this Agreement) to those other Members which generated such losses, credits or deductions to which such total is attributable (hereinafter, referred to as "Loss Members"). Such payments to Loss Members will be made pursuant to a consistent method which reasonably reflects such items (such consistency and reasonableness to be determined by the Senior Tax Officer) and which is substantiated by specific records maintained by the Consolidated Group for such purposes.

     Section 3.2.     Alternative Minimum Tax ("AMT").  The following rules apply to the allocation of AMT liability and AMT credit to the Members of the Consolidated Group.

(a)     AMT Liability.  The consolidated alternative minimum tax liability will be allocated for any consolidated Tax Return year among those Members whose inclusion in the Consolidated Group Tax Return increases the consolidated alternative minimum tax liability. The total alternative minimum tax liability shown on the Consolidated Group's Tax Return will be apportioned to each Member according to the ratio which that portion of the consolidated AMT income attributable to each Member having AMT income bears to consolidated AMT income.

(b)     AMT Credit. Any minimum tax credit realized in subsequent years (determined on a FIFO basis) by the Consolidated Group as a result of incurring the alternative minimum tax liability will be allocated to the Member to which the original alternative minimum tax liability was allocated. If less than the full minimum tax credit is realized in a year, the amount of such minimum tax credit will be allocated to each Member that incurred the original alternative minimum tax liability according to the proportion that the original alternative minimum tax liability borne by such Member bears to the original alternative minimum tax liability borne by all Members. In no case will any Member be allocated an amount of AMT Credit in excess of its original alternative minimum tax liability.

     Section 3.3.     Carrybacks of Losses and Credits.

(a)     Benefits for Tax Items.  In allocating the Consolidated Group's Federal tax liability, each Member will be entitled to the tax benefit that results from any of its net operating losses, net capital losses, deductions or credits (each, a "Tax Item") that are carried back to a prior period Consolidated Return. If the carryback of a Tax Item results in a carryforward or carryback of a Tax Item into a taxable year of the Consolidated Group or of other Members and such carryforward or carryback produces a Realized Benefit, or other use, in such year or any subsequent year after considering all other items of taxable income or credits otherwise available to such other Members (a "Net Reversal Benefit"), then an amount equal to such Net Reversal Benefit, when realized, will be an additional liability for such year to be allocated to such other Members of the Consolidated Group pursuant to Section 3.1(b) of this Agreement. The benefit of any carryback of a Tax Item to any prior period Consolidated Return will be taken into account only when and to the extent that such carryback reduces the Consolidated Group Return tax liability in a prior period or that any such resultant Net Reversal Benefit is realized. The Member generating, or otherwise bearing the cost of, such Tax Item that has been carried back will be paid pursuant to the Settlement provisions of Section 3.8 of this Agreement.

(b)     AMT.     To the extent that additional AMT arises in a prior period Consolidated Return from a carryback of a Tax Item, then such AMT will be allocated in accordance with section 3.2(a) hereof.

(c)     Multiple Carrybacks of Tax Items.  In the event that two or more Tax Items are carried back to any prior period Consolidated Return, their order of use will be determined by the Code and the regulations promulgated thereunder. Where two or more carrybacks of Tax Items have equal priority and cannot be used in full, each such carryback will be used by the affected Members in proportion to the total of such carrybacks.

(d)     Separate Return Years.  If part or all of an unused Tax Item is allocated to a Member pursuant to Regulation Section 1.1502-79, and it is carried back or forward to a year in which such Member filed a separate income tax return or a consolidated Federal income tax return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carryforward will be retained by such Member.

     Section 3.4.     Subgroup Method.  When a Federal Consolidated Return combines the taxable income of life and nonlife companies, the determination of Tax charges and Tax benefits described in Sections 3.1(a) and 3.1(b) above will be made by the separate calculation of the taxable income of life insurance company Members and the taxable income of nonlife insurance company Members on a life and nonlife subgroup basis in accordance with provisions set forth in Regulation Section 1.1502-47. The calculation of any limitations that may be required by Regulation Section 1.1502-47, such as the calculation of the amount of offsettable nonlife net operating losses, will be determined with reference to and on the basis of the taxable income reported in the Consolidated Return.

     Section 3.5.     Subsequent Adjustments.  If the consolidated Federal income tax liability is adjusted for any taxable period, whether by means of an amended return, claim for refund, assessment arising from an Internal Revenue Service audit examination, or at the conclusion of any appeal or litigation, or to reflect the results of any Final Determination, the liability of each Member will be recomputed under Sections 3.1 and 3.2 of this Agreement to give effect to such adjustments. The parent of the Consolidated Group will make payment to each Member for any reduction in its share of the consolidated Federal income tax liability, and in the case of an increase in tax liability, each Member will pay the parent of the Consolidated Group its allocable share of such increased consolidated Federal income tax liability, in each case together with any interest or penalties relating thereto as provided in Sections 3.6 and 3.7 of this Agreement. Any payments required under this Section 3.5 will be made in accordance with the provisions of Section 3.8(c) of this Agreement.

     Section 3.6.     Interest.  For purposes of this Agreement, unless specifically provided otherwise, interest will be computed at the Federal statutory rate used, pursuant to Section 6621 of the Code, in computing the interest payable to the IRS (the "IRS Underpayment Rate") or by the IRS (the "IRS Overpayment Rate") on the net balance due to or from the IRS. Interest due from or to the Consolidated Group will be allocated to each Member in proportion to its allocable share of the increase or decrease in the Consolidated Group's federal income tax liability.

     Section 3.7.     Penalties.  Any penalty will be allocated to such Members and upon such basis as the Senior Tax Officer deems just and proper in view of all applicable circumstances. It is the general intent of this Agreement that any penalty incurred by the Consolidated Group will be paid by the Member or Members whose actions or inactions, income, deductions, credits or allowances caused such penalty.

     Section 3.8.     Settlements.

(a)     Estimated Taxes.  With respect to each quarterly estimated tax payment, the Senior Tax Officer will notify Members of their assessed share of estimated tax payments to be made on the projected consolidated Federal income tax liability for the tax year. Payment to the parent of the Consolidated Group will be made three business days in advance of the due date of the payment to the Internal Revenue Service. Such Member will receive credit for such estimated payments against its share of the apportioned consolidated Federal income tax liability as determined under this Article III.

(b)     Tax Returns.  A determination of a Member's apportioned consolidated Federal income tax liability under Sections 3.1 or 3.2 hereof will be made by the Senior Tax Officer. Payments resulting from such determination of tax liability, adjusted to reflect any payments previously made pursuant to Section 3.8(a) hereof, will be made by or to the parent of the Consolidated Group to or by each Member 24 hours prior to the due date of such tax return without regard to any filing extensions. If the tax return filing is extended, an additional computation of a Member's tax liability will be made when the Consolidated Group Return is filed and adjustments that require additional payments will be paid by each affected Member within 24 hours of having received written notice of assessment for such liability from the Senior Tax Officer. Any payment not made within the prescribed time period thereafter will bear interest at the IRS Underpayment Rate.

(c)     Subsequent Adjustments.  Any payment required to be made pursuant to Section 3.5 hereof with respect to any tax return will be made by the Member obligated to make such payment (i) in the case of a refund of tax, within three business days after receipt (whether by way of payment, credit, or offset against any payments due, or otherwise) of such refund or (ii) in the case of the payment of tax with respect to any such tax return, within three business days of the delivery of written notice of assessment for such liability from the Senior Tax Officer. Any payment described in clause (i) and any demand for payment described in clause (ii) will be accompanied by a calculation setting forth the basis for the amount paid or demanded. Any payment not made within the prescribed time period thereafter will bear interest at the IRS Underpayment Rate.

(d)     Tax Payments and IRS Refunds.  Notwithstanding the foregoing provisions of Section 3.8, when any tax payment is due to any Member from the parent of the Consolidated Group and a refund is due from the Internal Revenue Service with regard to the same matter, the parent of the Consolidated Group may defer settlement with such Member and make the required settlement payment within three business days of the receipt of such refund.

(e)     Manner of Settlement.  All settlements required under this Agreement will be in U.S. dollars. Any settlement with the IRS for any matter falling within the scope of this Agreement is the responsibility of and will be determined by the Senior Tax Officer.

(f)     Annual Settlement.  For purposes of computing investment adjustments under Regulation Section 1.152-32, taxes under this agreement are deemed settled within each taxable year.

(g)     Escrow Account.  Consistent with requirements of New York Insurance Law, AFG shall maintain an escrow account consisting of assets eligible for investment by an insurance company domiciled in the State of New York to secure the enforceable rights of any insurance company domiciled in the State of New York and party to this Agreement to recoup from AFG amounts paid under the Agreement over the actual amount paid by AFG to the Internal Revenue Service. Such enforceable rights would be applicable in the event of future net losses which would entitle a New York domiciled insurer to loss carrybacks. The amount held in such escrow account by AFG shall be maintained in AFG's name and any interest or income from such assets shall accrue to AFG. Escrow assets may be released to AFG from the escrow account at such time as the permissible period for loss carrybacks has elapsed.

     Section 3.9.     Internal Revenue Service Levy.  In the event that the Internal Revenue Service levies upon any Member's assets for unpaid taxes in excess of the amount charged in Sections 3.1 and 3.2 hereof, then such Member will be indemnified by the Members whose liability gave rise to such IRS action.

ARTICLE IV

COOPERATION; TAX CONTROVERSIES

     Section 4.1.     Cooperation.

(a)     Administrative Compliance.  AFG and each Subsidiary will cooperate fully and to the extent reasonably requested by each other in connection with the preparation and filing of any Tax Return or the conduct of any audit, dispute, proceeding, suit or action concerning any issues or any other matter contemplated hereunder. Such cooperation will include, without limitation: (i) the retention and provision on demand of books, records, documentation or other information relating to any Tax matter until the later of either (I) the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof) or (II) in the event any claim has been made under this Agreement for which such information is relevant, until a Final Determination with respect to such claim; (ii) the provision of additional information with respect to and explanation of tax practices (elections, accounting methods, conventions and principles of taxation) and material provided under clause (i) of this Section 4.1; (iii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return by any Member of a Consolidated Group, or in connection with any audit, proceeding, suit or action addressed in the preceding sentence; and (iv) the use of the Subsidiary's best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Each Subsidiary will make its employees and facilities available on a mutually convenient basis to facilitate such cooperation and will retain as permanent records all documentation necessary to enable it to determine any obligation under this Agreement. The records described above will be made available to the Senior Tax Officer within a reasonable time upon request and may be photocopied on an as needed basis.

(b)     Providing Advice and Notice.  AFG and each Subsidiary will use reasonable efforts to keep each other advised as to the status of Tax audits and litigation involving any issue which relates to any Tax of the Consolidated Group or could give rise to the liability of the Consolidated Group (or any Member thereof) under this Agreement (a "Liability Issue"). AFG and each Subsidiary will each promptly notify the other of any inquiries by any Taxing Authority or any other administrative, judicial or other governmental authority that relate to any material amount of Tax that may be imposed on the other or any Subsidiary of the other that might arise under this Agreement. Without limiting the foregoing, each Subsidiary will promptly furnish to the Senior Tax Officer upon receipt a copy of the revenue agent's report or similar report, notice of proposed adjustment, or notice of deficiency received by it relating to any Liability Issue or any adjustment referred to in Section 4.1(c) hereof.

(c)     Consulting on Proposed Tax Adjustments.  The Senior Tax Officer will advise and consult with each Subsidiary with respect to any proposed Tax adjustments that are the subject of an IRS or State and Local audit or investigation or are the subject of litigation, which may affect any Tax attribute of such Subsidiary.

     Section 4.2.     Tax Controversies.  Subject to the cooperation provisions of Section 4.1, the Senior Tax Officer will have full responsibility and discretion in the handling of and concluding settlements for any Tax controversy, including, without limitation, an audit, a protest to the Appeals Division of the IRS, and litigation in Tax Court or any other court of competent jurisdiction, or any matter relating to a Final Determination, involving a Tax Return of the Consolidated Group or of any Subsidiary.

ARTICLE V

MISCELLANEOUS

     Section 5.1.     Termination.  This Agreement shall terminate: (a) with respect to a specific Subsidiary if AFG and Subsidiary agree in writing to terminate this Agreement, provided that the respective Boards of Directors of AFG and Subsidiary approve and authorize, in writing, said termination; (b) with respect to a specific Subsidiary if Subsidiary's membership in the Consolidated Group ceases or is terminated for any reason whatsoever; or (c) with respect to all parties to the Agreement, if the Consolidated Group fails to file a consolidated return for any taxable year. Notwithstanding the foregoing, the obligations of all the parties will remain in full force and effect with respect to: (a) any period of time during the taxable year in which the termination occurs for which the income of the terminating Subsidiary was included in the Consolidated Group Return, and (b) for any Consolidated Group Return tax year in which a Subsidiary was an includible corporation and for which an adjustment has been made as described in Section 3.5 of this Agreement.

     Section 5.2.     Successors and Assigns.  A party's rights and obligations under this Agreement may not be assigned without the prior written consent of the other parties to this Agreement. This Agreement will be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

     Section 5.3.     Dispute Resolution.  In the event of any dispute or controversy arising out of the Agreement, the parties hereto agree to submit said dispute to binding arbitration. Within 15 days after a party to this Agreement has given written notice to the other of demand for arbitration of such dispute or controversy, the parties to the dispute or controversy shall each appoint an arbitrator and give notice of such appointment to the other. Within a reasonable time after such notices have been given, the two arbitrators so selected shall select a neutral arbitrator and give notice of the selection thereto to the parties. The arbitrators shall hold a hearing within a reasonable time after the date of notice of selection of the neutral arbitrator. Expenses of the arbitration shall be shared equally by the parties involved in the arbitration.

     Section 5.4.     No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

     Section 5.5.     Legal Enforceability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions. Any prohibition or unenforceability of any provision of this Agreement in any jurisdiction will not invalidate or render unenforceable the provision in any other jurisdiction.

     Section 5.6.     Expenses.  Unless otherwise expressly provided in this Agreement each party will bear any and all expenses that arise from its respective obligations under this Agreement. In the event any party to this Agreement brings an action or proceeding for the breach or enforcement of this Agreement, the prevailing party in such action or proceeding, whether or not such action or proceeding proceeds to final judgment, will be entitled to recover as an element of its costs, and not as damages, such reasonable attorneys' fees as may be awarded in the action or proceeding in addition to whatever other relief to which the prevailing party may be entitled.

     Section 5.7.     Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Ohio.

     Section 5.8.     Counterparts.  This Agreement may be executed in several identical counterparts, each of which will be deemed an original instrument, but all of such counterparts will constitute but one and the same agreement. This Agreement may be executed by facsimile signatures.

     Section 5.9.     Entire Agreement.  This Agreement embodies the entire understanding between the parties relating to its subject matter and supersedes and terminates all prior agreements and understandings among the parties with respect to such subject matter. Any and all prior correspondence, conversations and memoranda with respect to such subject matter are merged herein and shall be without effect hereon. No promises, covenants or representations of any kind, other than those expressly stated herein, have been made to induce any party to enter into this Agreement. This Agreement shall not be modified or terminated except by a writing duly signed by each of the parties, and no waiver of any provisions of this Agreement shall be effective unless in a writing duly signed by the party sought to be bound.

     Section 5.10.     Notice.  Any payment, notice or communication required or permitted to be given under this Agreement shall be in writing and may be delivered by hand, first-class mail, facsimile (if confirmed) or overnight courier:

          If to AFG, to:

          One East Fourth Street
          Cincinnati, Ohio 45202
          Attention: Mr. Thomas E. Mischell, Senior Vice President -Taxes

          If to a Subsidiary, to:

          580 Walnut Street
          Cincinnati, Ohio 45202
          Attention: Mr. Robert H. Ruffing, Vice President and Controller

           IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed, all as of the effective date first above set forth.

AMERICAN FINANCIAL GROUP, INC.
AMERICAN PREMIER UNDERWRITERS, INC.
APU HOLDING COMPANY

By:   /s/ Thomas E. Mischell
        Thomas E. Mischell, Senior Vice President-Taxes

GREAT AMERICAN HOLDING, INC.
GREAT AMERICAN INSURANCE COMPANY

By:   /s/ Carl H. Lindner III
        Carl H. Lindner III, President

AAG HOLDING COMPANY, INC.
AMERICAN MONEY MANAGEMENT CORPORATION
GREAT AMERICAN FINANCIAL RESOURCES, INC.

By:   /s/ S. Craig Lindner
        S. Craig Lindner, President

AMERICAN FINANCIAL ENTERPRISES, INC.
DIXIE TERMINAL CORPORATION
FAIRMONT HOLDINGS, INC.
HANGAR ACQUISITION CORP.
KEY LARGO GROUP, INC.
ONE EAST FOURTH, INC.
PIONEER CARPET MILLS, INC.
RISICO MANAGEMENT CORPORATION
TEJ HOLDINGS, INC.
THREE EAST FOURTH, INC.

By:   /s/ James E. Evans
        James E. Evans, President

FWC CORPORATION

By:   /s/ James E. Evans
        James E. Evans, Vice President

GRIZZLY GOLF CENTER, INC.

By:   /s/ James C. Ashworth
        James C. Ashworth, President

THE ANN ARBOR RAILROAD COMPANY

THE ASSOCIATES OF THE JERSEY COMPANY

CAL COAL, INC.

DETROIT MANUFACTURERS RAILROAD COMPANY

ESC, INC.

FLEXTECH HOLDING CO., INC.

GREAT SOUTHWEST CORPORATION

INDIANA RIGHT OF WAY COMPANY

THE INDIANAPOLIS UNION RAILWAY COMPANY

LEHIGH VALLEY RAILROAD COMPANY

MAGNOLIA ALABAMA HOLDINGS, INC.

MARATHON MANUFACTURING COMPANIES, INC.

MARATHON MANUFACTURING COMPANY

THE NEW YORK AND HARLEM RAILROAD COMPANY

THE OWASCO RIVER RAILWAY, INC.

PCC CHICAGO REALTY CORP.

PCC GUN HILL REALTY CORP.

PCC MARYLAND REALTY CORP.

PCC MICHIGAN REALTY, INC.

PCC REAL ESTATE, INC.

PCC SCARSDALE REALTY CORP.

PCC TECHNICAL INDUSTRIES, INC.

PENN CAMARILLO REALTY CORP.

PENN CENTRAL ENERGY MANAGEMENT COMPANY

PENN TOWERS, INC.

PITTSBURGH AND CROSS CREEK RAILROAD COMPANY

SUPERIOR NWVN OF OHIO, INC.

TERMINAL REALTY PENN CO.

UNITED RAILROAD CORP.

WAYNESBURG SOUTHERN RAILROAD COMPANY

WORLD HOUSTON, INC.

By:   /s/ Joseph D. Stelzer

        Joseph D. Stelzer, President

GREAT AMERICAN MANAGEMENT SERVICES, INC.

GREAT AMERICAN RE INC.

By:   /s/ David J. Witzgall

David J. Witzgall, President

GREAT AMERICAN ALLIANCE INSURANCE COMPANY

GREAT AMERICAN ASSURANCE COMPANY

GREAT AMERICAN CONTEMPORARY INSURANCE COMPANY

GREAT AMERICAN E & S INSURANCE COMPANY

GREAT AMERICAN FIDELITY INSURANCE COMPANY

GREAT AMERICAN INSURANCE COMPANY OF NEW YORK

GREAT AMERICAN LLOYD'S, INC.

GREAT AMERICAN LLOYD'S INSURANCE COMPANY

(By its Attorney-In-Fact, Great American Lloyd's, Inc.)

GREAT AMERICAN PROTECTION INSURANCE COMPANY

GREAT AMERICAN SECURITY INSURANCE COMPANY

GREAT AMERICAN SPIRIT INSURANCE COMPANY

WORLDWIDE CASUALTY INSURANCE COMPANY

By:   /s/ David J. Witzgall

        David J. Witzgall, Senior Vice President

CROP MANAGERS INSURANCE AGENCY, INC.

GAI WARRANTY COMPANY

GAI WARRANTY COMPANY OF FLORIDA

GREAT AMERICAN CLAIMS SERVICES, INC.

GREAT AMERICAN CUSTOM INSURANCE SERVICES, INC.

PLLS, LTD.

PREMIER LEASE & LOAN SERVICES INSURANCE AGENCY, INC.

PREMIER LEASE & LOAN SERVICES OF CANADA, INC.

By:   /s/ David J. Witzgall

        David J. Witzgall, Vice President

AFC COAL PROPERTIES, INC.

AMERICAN SIGNATURE UNDERWRITERS, INC.

EDEN PARK INSURANCE BROKERS, INC.

THE GAINS GROUP, INC.

GLOBAL PREMIER FINANCE COMPANY

GREAT AMERICAN CUSTOM INSURANCE SERVICES CALIFORNIA, INC.

GREAT AMERICAN CUSTOM INSURANCE SERVICES ILLINOIS, INC.

GREAT AMERICAN CUSTOM INSURANCE SERVICES MASSACHUSETTS, INC.

GREAT AMERICAN INSURANCE AGENCY, INC.

PREMIER DEALER SERVICES, INC.

PROFESSIONAL RISK BROKERS OF CONNECTICUT, INC.

PROFESSIONAL RISK BROKERS OF OHIO, INC.

PROFESSIONAL RISK BROKERS, INC.

By:   /s/ David J. Witzgall

        David J. Witzgall, Treasurer

AMERICAN EMPIRE INSURANCE COMPANY

AMERICAN EMPIRE SURPLUS LINES INSURANCE COMPANY

MID-CONTINENT CASUALTY COMPANY

MID-CONTINENT INSURANCE COMPANY

OKLAHOMA SURETY COMPANY

REPUBLIC INDEMNITY COMPANY OF AMERICA

REPUBLIC INDEMNITY COMPANY OF CALIFORNIA

REPUBLIC INDEMNITY MEDICAL MANAGEMENT, INC.

By:  /s/ David J. Witzgall

        David J. Witzgall, Assistant Treasurer

FARMERS CROP INSURANCE ALLIANCE, INC.

By:  /s/ Eve Cutler Rosen

        Eve Cutler Rosen, Senior Vice President

BROTHERS PENNSYLVANIAN CORPORATION

BROTHERS PORT RICHEY CORPORATION

BROTHERS PROPERTY CORPORATION

BROTHERS PROPERTY MANAGEMENT CORPORATION

BROTHERS RAILYARD CORPORATION

By: /s/ Ronald C. Hayes

        Ronald C. Hayes, Assistant Secretary

DEMPSEY & SIDERS AGENCY, INC.

By:  /s/ Roy E. Kuhnell

        Roy E. Kuhnell, President

FCIA MANAGEMENT COMPANY, INC.

By:  /s/ Lindley M Franklin

        Lindley M. Franklin, President

AMERICAN EMPIRE UNDERWRITERS, INC.

By:   /s/ Roland J. Falgoust

        Roland J. Falgoust, President

GREAT AMERICAN AGENCY OF TEXAS, INC.

By:   /s/ Marcia A. Oftedahl

        Marcia A. Oftedahl, President

GREAT AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ Mark F. Muething

        Mark F. Muething, Senior Vice President

LOYAL AMERICAN LIFE INSURANCE COMPANY

UNITED TEACHER ASSOCIATES INSURANCE COMPANY

By:  /s/ Mark F. Muething

        Mark F. Muething, Vice President

GALIC BROTHERS, INC.

By: /s/ Mark F. Muething

        Mark F. Muething, Vice President

UNITED TEACHER ASSOCIATES, LTD.

By Its General Partner, Great American Life Insurance Company

By:  /s/ Mark F. Muething

        Mark F. Muething, Exec. Vice President

ADL FINANCIAL SERVICES, INC.

AMERICAN RETIREMENT LIFE INSURANCE COMPANY

ANNUITY INVESTORS LIFE INSURANCE COMPANY

GREAT AMERICAN LIFE ASSURANCE COMPANY

GREAT AMERICAN LIFE INSURANCE COMPANY

PURITY FINANCIAL CORPORATION

By:  /s/ Charles R. Scheper

        Charles R. Scheper, President

AAG INSURANCE AGENCY OF MASSACHUSETTS, INC.

AAG INSURANCE AGENCY, INC.

CHARLESTON HARBOR MARINA, INC.

CHATBAR, INC.

CHATHAM ENTERPRISES, INC.

SKIPJACK MARINA CORP.

SWTC, INC.

By:  /s/ Mark F. Muething

        Mark F. Muething, President

AAG INSURANCE AGENCY OF TEXAS, INC.

By:  /s/ Paul R. Britzky

        Paul R. Britzky, President

AAG INSURANCE AGENCY OF ALABAMA, INC.

KEYES-GRAHAM INSURANCE AGENCY, INC.

LIFESTYLE FINANCIAL INVESTMENTS AGENCY OF OHIO, INC.

LIFESTYLE FINANCIAL INVESTMENTS, INC.

By:  /s/ Christopher P. Miliano

        Christopher P. Miliano, President

AMERICAN DATASOLUTIONS INTERNATIONAL, INC.

By:  /s/ Mark F. Muething

        Mark F. Muething, Secretary

CONSOLIDATED FINANCIAL CORPORATION

By: /s/ Mark F. Muething

        Mark F. Muething, Vice President

GALIC DISBURSING COMPANY

By:  /s/ Mark F. Muething

        Mark F. Muething, Vice President

GREAT AMERICAN ADVISORS, INC.

By:  /s/ Mark F. Muething

        Mark F. Muething, Vice President

DRISKILL HOLDINGS, INC.

By:  /s/ Jeffrey M. Trigger

        Jeffrey M. Trigger, President

EXHIBIT "A"

Subsidiaries

AAG Holding Company, Inc.
AAG Insurance Agency of Alabama, Inc.
AAG Insurance Agency of Massachusetts, Inc.
AAG Insurance Agency of Texas, Inc.
AAG Insurance Agency, Inc.
ADL Financial Services, Inc.
AFC Coal Properties, Inc.
American DataSolutions International, Inc.
American Empire Insurance Company
American Empire Surplus Lines Insurance Company
American Empire Underwriters, Inc.
American Financial Enterprises, Inc.
American Financial Group, Inc.
American Money Management Corporation
American Premier Underwriters, Inc.
American Retirement Life Insurance Company
American Signature Underwriters, Inc.
Ann Arbor Railroad Company (The)
Annuity Investors Life Insurance Company
APU Holding Company
Associates of the Jersey Company (The)
Brothers Pennsylvanian Corporation
Brothers Port Richey Corporation
Brothers Property Corporation
Brothers Property Management Corporation
Brothers Railyard Corporation
Cal Coal, Inc.
Charleston Harbor Marina, Inc.
CHATBAR, Inc.
Chatham Enterprises, Inc.
Consolidated Financial Corporation
Crop Managers Insurance Agency, Inc.
Delbay Corporation
Dempsey & Siders Agency, Inc.
Detroit Manufacturers Railroad Company
Dixie Terminal Corporation
Driskill Holdings, Inc.
Eden Park Insurance Brokers, Inc.
ESC, INC.
Fairmont Holdings, Inc. Farmers Crop Insurance Alliance, Inc.
FCIA Management Company, Inc.
FlexTech Holding Co., Inc.
FWC Corporation
GAI Warranty Company
GAI Warranty Company of Florida
Gains Group, Inc. (The)
GALIC Brothers, Inc.
GALIC Disbursing Company
Global Premier Finance Company
Great American Advisors, Inc.
Great American Agency of Texas, Inc.
Great American Alliance Insurance Company
Great American Assurance Company
Great American Claims Services, Inc.
Great American Contemporary Insurance Company
Great American Custom Insurance Services California, Inc.
Great American Custom Insurance Services Illinois, Inc.
Great American Custom Insurance Services Massachusetts, Inc.
Great American Custom Insurance Services, Inc.
Great American E&S Insurance Company
Great American Fidelity Insurance Company
Great American Financial Resources, Inc.
Great American Holding, Inc.
Great American Insurance Agency, Inc.
Great American Insurance Company
Great American Insurance Company of New York
Great American Life Assurance Company
Great American Life Insurance Company Great American Life Insurance Company of New York
Great American Lloyd's Insurance Company
Great American Lloyd's, Inc.
Great American Management Services, Inc.
Great American Protection Insurance Company
Great American Re Inc.
Great American Security Insurance Company
Great American Spirit Insurance Company
Great Southwest Corporation
Grizzly Golf Center, Inc.
Hangar Acquisition Corp.
Indiana Right of Way Company
Indianapolis Union Railway Company (The)
Key Largo Group, Inc.
Keyes-Graham Insurance Agency, Inc.
Lehigh Valley Railroad Company
Lifestyle Financial Investments Agency of Ohio, Inc.
Lifestyle Financial Investments, Inc.
Loyal American Life Insurance Company
Magnolia Alabama Holdings, Inc.
Marathon Manufacturing Companies, Inc.
Marathon Manufacturing Company
Mid-Continent Casualty Company
Mid-Continent Insurance Company
New York and Harlem Railroad Company (The)
Oklahoma Surety Company
One East Fourth, Inc.
Owasco River Railway, Inc. (The)
PCC Chicago Realty Corp.
PCC Gun Hill Realty Corp.
PCC Maryland Realty Corp.
PCC Michigan Realty, Inc.
PCC Real Estate, Inc.
PCC Scarsdale Realty Corp.
PCC Technical Industries, Inc.
Penn Camarillo Realty Corp.
Penn Central Energy Management Company
Penn Towers, Inc.
Pioneer Carpet Mills, Inc.
Pittsburgh and Cross Creek Railroad Company
PLLS, Ltd.
Premier Dealer Services, Inc.
Premier Lease & Loan Services Insurance Agency, Inc.
Premier Lease & Loan Services of Canada, Inc.
Professional Risk Brokers of Connecticut, Inc.
Professional Risk Brokers of Ohio, Inc.
Professional Risk Brokers, Inc.
Purity Financial Corporation
Republic Indemnity Company of America
Republic Indemnity Company of California
Republic Indemnity Medical Management, Inc.
Risico Management Corporation
Skipjack Marina Corp.
Superior NWVN of Ohio, Inc.
SWTC, Inc.
TEJ Holdings, Inc.
Terminal Realty Penn Co.
Three East Fourth, Inc.
United Railroad Corp.
United Teacher Associates, Ltd.
United Teacher Associates Insurance Company
Waynesburg Southern Railroad Company
World Houston, Inc.
Worldwide Casualty Insurance Company